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                                                                    EXHIBIT 99.1

THIS SETTLEMENT AGREEMENT is made this 20th day of April, 1998, by and between Lasertechnics Inc., a Delaware Corporation with offices at 3208 Commander Drive, Carrollton, Texas (LASX) and Xerox Corporation, a New York Corporation with offices at 3400 Hillview Road, Palo Alto, California (Xerox) to resolve a dispute regarding that certain agreement between Sandia and Xerox dated January 12, 1995, as the same has been previously amended by Agreement dated December 27, 1996 (hereinafter, collectively, the "Prior Agreement") and that certain Promissory Note made by LASX in the favor of Xerox, in the principal sum of $2,100,000 and dated December 26, 1996 (hereinafter the "Note").

WHEREAS the parties have mutually agreed to resolve certain outstanding business issues between them related to the Prior Agreement and the Note upon the terms and conditions set forth in this Settlement Agreement; and

WHEREAS the parties have agreed as set forth in this Settlement Agreement;

NOW, THEREFORE, it is agreed by and between the parties as follows:

1. PRIOR AGREEMENT: Except as modified by this Settlement Agreement, all of the terms and conditions of the Prior Agreement (and all amendments thereto entered into prior to the date of this Settlement Agreement) shall remain in full force and effect, and the parties hereby ratify such Prior Agreement and their obligations thereunder.

2. Immediately upon execution of this Settlement Agreement, Xerox shall discharge the Note referenced above (including all interest previously accrued thereupon) and the payment obligation of paragraph 3.1 of the December 27, 1996 amendment to the Agreement , and such Note and payment obligation shall be without further force or effect.

3. LASX shall, upon execution of this Agreement by the parties, immediately pay to Xerox the sum of One Million Four Hundred Seventy Thousand Dollars ($1,470,000) in the form of cash, a cashier's check or other payment method acceptable to Xerox.

4. LASX shall issue to Xerox One Million Eight Hundred Thousand Shares of its common stock on a pre-split basis upon execution of this Settlement Agreement. The parties acknowledge that all reference herein to shares of LASX refer to voting common stock of par value of $0.01 per share of LASX before giving effect to the proposed reverse stock split. Such shares shall be in
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addition to those certain Six Hundred Thousand (600,000) shares of such LASX commons stock currently held by Xerox in escrow under the Prior Agreement and Note. Such escrowed shares shall be reissued by LASX in the name of Xerox Corporation and share certificates for the total of Two Million Four Hundred Thousand shares of the pre-split common stock of LASX shall be delivered to Xerox or its nominee as soon as practicable. All share certificates evidencing the shares set forth in this paragraph shall contain the following restrictions and legend: (a) Xerox shall not be entitled to sell any of such shares to any third party until December 1, 1999 or such time as LASX (or its subsidiary, Sandia) shall first deliver a product for sale, rental or license (other than a demonstration unit) to any customer containing or embodying in any manner the glyph technology of Xerox (whether provided under the Prior Agreement or by subsequent agreement between LASX and the Intran or any other business unit of Xerox), whichever shall first occur, (b) in no event shall Xerox dispose of more than 240,000 shares (pre-split) in any calendar month, and (c) LASX shall at all times have the right, upon notice to Xerox, to repurchase any shares then still held by Xerox at the agreed purchase price of $0.325 per share.

5. In addition to the foregoing, LASX shall pay to Xerox the sum of Four Hundred Thousand Dollars ($400,000) upon the following event, should such event occur at any time: the delivery of a product for sale, rental or license (other than a demonstration unit) by LASX or Sandia which contains, is derived from or embodies in any manner the glyph technology of Xerox (whether provided under the Prior Agreement or by subsequent agreement between LASX/Sandia and the Intran or any other business unit of Xerox). Such payment shall be in addition to, and not in derogation of or substitution for, any royalties that would otherwise be payable to Xerox under the terms of the Prior Agreement subject to Section 7 and 8 of this Settlement Agreement.

6. Notwithstanding anything in the Prior Agreement to the contrary, Xerox shall be released from the obligation to provide Sandia and LASX the 30% of one dedicated person resource full time for the support of the glyph technology previously provided to Sandia under the Prior Agreement. LASX and Sandia may contract, under a separate agreement to be negotiated by the parties for such additional or other support for glyph technology or new or other glyph technology as the parties shall deem appropriate. Xerox will lend its reasonable support, without cost to Sandia, to enable Sandia or LASX to meet with the Intran business unit for the purpose of Intran engaging Sandia or LASX as a customer, but shall have no other obligation other than attempting to arrange such a meeting. In the event Sandia enters into an agreement with the Intran business unit, the Intran business unit shall assume all responsibility for the business relationship with Sandia/LASX. In the event Sandia/LASX does not enter into an agreement with Intran, the relationship will remain between the


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existing parties. The parties to this Settlement Agreement acknowledge that the sums set forth above do not constitute nor entitle Sandia or LASX to services provided by Intran or any other business unit of Xerox, which shall be the subject of a separate agreement between those organizations. LASX and Sandia acknowledge and agree that nothing set forth in this Settlement Agreement entitles it to any other or additional glyph technology from Xerox unless it contracts with the Intran or any other business unit of Xerox for same, except as expressly set forth in Section 7 of this Settlement Agreement.

7. Notwithstanding paragraph 6 above, Sandia shall be given, without additional payment to Xerox other than those set forth in this Settlement Agreement, the Intran Data Glyphs Software Developers Toolkit for one of the supported platforms upon execution of the Intran standard developer evaluation agreement, which agreement will allow Sandia the full access to and use of all Intran data glyph technology provided by such toolkit for internal evaluative purposes only, until such time as Sandia/LASX delivers a LASX/Sandia product which contains, is derived from or embodies such glyph technology (other than a demonstration unit) by means of sale, rental or license, at which time the provisions of sections 5 and 8 of this Settlement Agreement shall apply. Any work required by LASX/Sandia from Intran other than as set forth in this paragraph and in the standard Intran developer evaluation agreement, such as modification, porting or support of the Data Glyphs Software Developers Toolkit, will be negotiated by the parties in accordance with paragraph 6 of this Settlement Agreement.

8. LASX/Sandia shall pay to Xerox the royalties set forth in the Prior Agreement in the event, at any time, delivers for sale, rental or license a product (other than a demonstration unit) containing, derived from or embodying in any manner the glyph technology which is the subject of the Prior Agreement. The parties agree, however, that if such product of LASX or Sandia contains, is derived from or embodies in any manner, any glyph technology obtained from the Intran or any other business unit of Xerox under a separate agreement between those parties, no royalties shall be payable to Xerox under Exhibit A of the Prior Agreement, and the only royalties for which LASX and Sandia shall be liable beyond those payments described in this Agreement shall be those set forth in such separate agreement between LASX/Sandia and Intran or any other business unit.

9. Except as expressly set forth in this Settlement Agreement, all other terms and conditions of the Prior Agreement shall remain in full force and effect.

10. This Settlement Agreement sets forth the full and complete understanding of the parties with respect to the subject matter hereof, and all prior discussions,


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documents and representations of either party shall be merged herein (except as set forth in otherwise unmodified provisions of the Prior Agreement).

11. This Settlement Agreement shall be interpreted and construed in accordance with the law of the State of California, without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement on the date first above set forth.

XEROX CORPORATION                           LASERTECHNICS, INC.

By: /s/                                     By: /s/
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Title:                                      Title:
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